Product Supplement No. CPN-1	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated May 5, 2006 and Series L Prospectus Supplement dated April 10, 2008) January 27, 2009	Registration No. 333-133852

Principal Protected Conditional Participation Notes

•	The Principal Protected Conditional Participation Notes (the “notes”) are unsecured senior notes issued by Bank of America Corporation.

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The notes will have some level of principal protection on the maturity date, as specified in the applicable term sheet. Unless indicated in the applicable term sheet, the notes will be 100% principal protected at maturity. If the notes are less than 100% principal protected, investors must be willing to lose up to the percentage of their investment indicated in the applicable term sheet (as defined below).

•	Unless otherwise set forth in the applicable term sheet, we will not pay interest on the notes.

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This product supplement describes the general terms of the notes and the general manner in which they may be offered and sold. For each offering of the notes, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

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The term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, one or more exchange traded funds, one or more equity securities, commodities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index, or mortgage index, interest rate, or any combination of the foregoing. We also may describe the Market Measure in an additional supplement to the prospectus, which we refer to as an “index supplement.”

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At maturity, you will receive a cash payment per unit (the “Redemption Amount”) based upon the direction of and percentage change in the value of the applicable Market Measure from the Starting Value (as defined below) to the Ending Value (as defined below), calculated as described in this product supplement, provided that the Ending Value is not greater than (or, in the case of bear notes (as defined below), less than) the Threshold Value. The “Threshold Value” is a specified value of the Market Measure above (or, in the case of bear notes, below) the Starting Value. In no case will you receive a Redemption Amount that is less than a minimum redemption amount per unit (the “Minimum Redemption Amount”). If the Ending Value is greater than (or, in the case of bear notes, less than) the Threshold Value, the Redemption Amount will equal the sum of a dollar value per unit (the “Base Value”) and a dollar value per unit which represents a fixed return per unit (the “Threshold Payment”). The Minimum Redemption Amount and the Base Value may be less than, equal to, or greater than, the Original Offering Price (as defined below). The Minimum Redemption Amount, Base Value, Threshold Value, and Threshold Payment will be specified in the applicable term sheet.

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If specified in the applicable term sheet, your notes may be “bear notes,” which may pay a Redemption Amount in excess of their Original Offering Price if the value of the Market Measure decreases. If the bear notes are less than 100% principal protected, they may pay a Redemption Amount less than their Original Offering Price if the value of the Market Measure increases, or in certain cases, does not decrease sufficiently. Except where otherwise specifically provided in this product supplement, all references in this product supplement to the “notes” shall be deemed to include a reference to bear notes.

•	In the case of the notes, unless the applicable term sheet provides otherwise:

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If the Ending Value is greater than the Starting Value but equal to or less than the Threshold Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b) the sum of (i) the Base Value per unit and (ii) the Original Offering Price multiplied by the percentage increase of the Market Measure from the Starting Value to the Ending Value, multiplied by a Participation Rate.

•	If the Ending Value is greater than the Threshold Value, then you will receive at maturity a Redemption Amount per unit equal to the sum of the Base Value and the Threshold Payment.

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If the Ending Value is less than or equal to the Starting Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b)(i) the Base Value per unit minus (ii) the Original Offering Price multiplied by the percentage decrease of the Market Measure from the Starting Value to the Ending Value.

•	In the case of bear notes, unless the applicable term sheet provides otherwise:

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If the Ending Value is less than the Starting Value but equal to or greater than the Threshold Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b) the sum of (i) the Base Value per unit and (ii) the Original Offering Price multiplied by the percentage decrease of the Market Measure from the Starting Value to the Ending Value, multiplied by a Participation Rate.

•	If the Ending Value is less than the Threshold Value, then you will receive at maturity a Redemption Amount per unit equal to the sum of the Base Value and the Threshold Payment.

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If the Ending Value is greater than or equal to the Starting Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b)(i) the Base Value per unit minus (ii) the Original Offering Price multiplied by the percentage increase of the Market Measure from the Starting Value to the Ending Value.

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The notes will be issued in denominations of whole units. Each unit will have a public offering price as set forth in the applicable term sheet (the “Original Offering Price”). The term sheet may also set forth a minimum number of units that you must purchase.

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If provided for in the applicable term sheet, we may apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

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One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), and Banc of America Investment Services, Inc. (“BAI”), may act as our selling agents to offer the notes.

The notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. The notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page S-11. You may lose some or all of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.	Banc of America Investment Services, Inc.

SUMMARY

This product supplement relates only to the notes and does not relate to any underlying asset that comprises the Market Measure described in any term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand the notes. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet and any applicable index supplement, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet or index supplement is inconsistent with this product supplement, that term sheet or index supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement and prospectus, as well as the applicable term sheet and any index supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet and any index supplement, is accurate only as of the date on their respective front covers.

What are the notes?

The notes are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. The notes will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on the notes, including any repayment of principal, will be subject to our credit risk. Each series of the notes will mature on the date set forth in the applicable term sheet. We cannot redeem the notes on any earlier date, except as described under “Description of the Notes—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund.” Unless otherwise set forth in the applicable term sheet, we will not make any payments on the notes until maturity.

The notes are designed for investors who are seeking some level of principal protection on their investment at maturity, who want exposure to a specific Market Measure, and who anticipate that the value of the Market Measure (such as the level of an index or the price of a share of an exchange traded fund) will increase (or, in the case of bear notes, decrease) over the term of the notes, but will not increase above (or, in the case of bear notes, will not decrease below) a specified Threshold Value. Investors must be willing to accept a return that may be limited to a return represented by the applicable Threshold Payment (which may be zero) in the event the value of the Market Measure increases above (or, in the case of bear notes, decreases below) the Threshold Value. Investors in the notes must be willing to forgo interest payments on their investment, such as fixed or floating interest rates paid on conventional non-callable debt securities. If your notes are less than 100% principal protected at maturity, you must be willing to bear the risk of loss of some of your investment.

Are the notes equity or debt securities?

The notes are our senior debt securities, and are not secured by collateral. However, the notes will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure and, unless otherwise specified in the applicable term sheet, you will not receive interest payments.

Unless indicated in the applicable term sheet, the notes will be 100% principal protected at maturity, subject to our credit risk. If your notes are less than 100% principal protected, then at maturity, instead of receiving the Original Offering Price of your notes, you may receive an amount that is less than the Original Offering Price. We describe below how this amount is determined.

Will you receive interest on the notes?

Unless otherwise specified in the applicable term sheet, you will not receive any interest payments on the notes. If the applicable term sheet provides for the payment of interest on the notes, the applicable term sheet will indicate the relevant terms on which you will receive interest payments. See “Description of the Notes—Interest.”

Is it possible for you to lose some of your investment in the notes?

The notes will have some level of principal protection on the maturity date, as specified in the applicable term sheet. If the applicable term sheet provides that your notes are not 100% principal protected at maturity (i.e., the Minimum Redemption Amount for your notes is less than the Original Offering Price), then, at maturity, you must be willing to lose up to the percentage of your investment specified in the applicable term sheet.

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If your notes are less than 100% principal protected, and if the Base Value is equal to the Original Offering Price, then you may lose up to the percentage of your investment indicated in the applicable term sheet if the Ending Value is less than (or in the case of bear notes, is greater than) the Starting Value, as described more fully below.

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If your notes are less than 100% principal protected, and if the Base Value is greater than the Original Offering Price, then you may lose up to the percentage of your investment indicated in the applicable term sheet if the Ending Value decreases (or in the case of bear notes, increases) from the Starting Value by a greater percentage than the percentage difference between the Base Value and the Original Offering Price, as described more fully below.

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If your notes are less than 100% principal protected, and if the Base Value is less than the Original Offering Price, then you may lose up to the percentage of your investment indicated in the applicable term sheet if the Ending Value does not increase (or in the case of bear notes, decrease) enough to overcome the difference between the Base Value and the Original Offering Price, as described more fully below.

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If your notes are less than 100% principal protected, and if the Base Value is less than the Original Offering Price, then you may lose up to the percentage of your investment indicated in the applicable term sheet if the Ending Value increases above (or in the case of bear notes, decreases below) the Threshold Value, and the Threshold Payment is less than the difference between the Base Value and the Original Offering Price, as described more fully below.

The amount of your loss in each case will depend on the magnitude of the change in the value of the Market Measure from the Starting Value to the Ending Value and the terms of your notes.

Further, if you sell your notes prior to maturity, you may find that the market value per unit is less than the Original Offering Price.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

•	U.S. broad-based equity indices;

•	U.S. sector or style-based equity indices;

•	non-U.S. or global equity indices;

•	commodity-based indices;

•	exchange traded funds;

•	the value of one or more commodities, equity securities or other assets;

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any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency or currency index, consumer price index, mortgage index, or interest rate; or

•	any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each component included in any Basket as a “Basket Component.” If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The applicable term sheet or index supplement will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your notes.

How is the Redemption Amount calculated?

At maturity, subject to our credit risk as issuer of the notes, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of the notes that you hold, denominated in U.S. dollars. The Redemption Amount will be calculated as follows:

•	If the Ending Value is greater than the Starting Value but equal to or less than the Threshold Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Ending Value - Starting Value	))
Starting Value

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal the sum of the Base Value and the Threshold Payment.

•	If the Ending Value is less than or equal to the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value -	(	Original Offering Price x	(	Starting Value - Ending Value	))
Starting Value

In the case of bear notes, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value but equal to or greater than the Threshold Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Starting Value - Ending Value	))
Starting Value

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal the sum of the Base Value and the Threshold Payment.

•	If the Ending Value is greater than or equal to the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value -	(	Original Offering Price x	(	Ending Value - Starting Value	))
Starting Value

Each of the “Minimum Redemption Amount” and the “Base Value” will be a dollar value per unit set forth in the applicable term sheet, each of which may be less than, equal to, or greater than, the Original Offering Price.

The “Participation Rate” represents the extent to which the upside performance of the notes is affected by the upside performance (or, in the case of bear notes, downside performance) of the Market Measure. The Participation Rate may be less than, equal to, or greater than 100%. Unless otherwise set forth in the applicable term sheet, the Participation

Rate will be 100%, such that the upside performance on the notes will not be leveraged. In such a case, if the Base Value and the Minimum Redemption Amount is equal to the Original Offering Price, the return on the notes would be limited to the return represented by the Threshold Value.

The “Threshold Value” will be a specified value of the Market Measure above (or, in the case of bear notes, below) the Starting Value. The Threshold Value will be set forth in the applicable term sheet.

The “Threshold Payment” will be a fixed dollar value per unit, which will represent a percentage of the Original Offering Price per unit, and which may be zero. The Threshold Payment will represent a return on the notes that is less than the return represented by the difference between the Starting Value and Threshold Value. The Threshold Payment will be set forth in the applicable term sheet.

We may determine the Threshold Value, the Threshold Payment and/or the Participation Rate on the pricing date, which will be the date the notes are priced for initial sale to the public, and will specify these terms in the term sheet made available in connection with sales of the notes.

In no event will the Redemption Amount be less than the Minimum Redemption Amount. If the applicable term sheet provides that the notes are less than 100% principal protected, you may receive a Redemption Amount that is less than the Original Offering Price of your notes. Your term sheet will set forth examples of payments at maturity based on hypothetical Ending Values, the Threshold Value, the Threshold Payment, the Minimum Redemption Amount, the Base Value, and the impact of the Participation Rate.

How will the Starting Value and the Ending Value be determined?

Unless otherwise specified in the applicable term sheet, the “Starting Value” will be:

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as to Market Measures other than exchange traded funds, the closing value of the Market Measure or a percentage of the closing value of the Market Measure on the pricing date (or on such other date or dates as specified in the applicable term sheet), as determined by the calculation agent; provided, however, that if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as set forth in the section “Description of the Notes—Determining the Starting Value and the Ending Value”; and

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as to exchange traded fund Market Measures, the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date as specified in the applicable term sheet.

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet. See “Description of the Notes—Basket Market Measures.”

Unless otherwise specified in the applicable term sheet, the “Ending Value” will be:

•	as to Market Measures other than exchange traded funds, the closing value of the Market Measure on the Valuation Date (as defined below); and

•	as to exchange traded fund Market Measures, the Closing Market Price (as defined below) of the Market Measure on the Valuation Date multiplied by the Price Multiplier (as defined below).

The “Valuation Date” will be a date shortly prior to the maturity date of the notes. The actual Valuation Date will be determined on the pricing date and set forth in the term sheet made available in connection with sales of the notes. If the Valuation Date is not a Market Measure Business Day (as defined below) or, in the case of exchange traded fund Market Measures, a trading day (as defined below), or if a Market Disruption Event occurs and is continuing on that day, the calculation agent will determine the Ending Value as set forth in the section “Description of the Notes—Determining the Starting Value and the Ending Value.”

Is the return on the notes limited in any way?

Yes. If the Ending Value is greater than the Starting Value but is equal to or less than the Threshold Value (or, in the case of bear notes, is less than the Starting Value but is equal to or greater than the Threshold Value), and if each of the Base Value and the Minimum Redemption Amount is equal to the Original Offering Price, then your investment return, if any, is limited to the return represented by the Threshold Value, unless the applicable term sheet provides for a Participation Rate that is greater than or less than 100%. If the Participation Rate is less than 100%, your investment return, if any, will be limited to an amount that is less than the return represented by the Threshold Value.

If the Ending Value is greater than (or, in the case of bear notes, less than) the Threshold Value, and if each of the Base Value and the Minimum Redemption Amount is equal to the Original Offering Price, then your investment return, if any, is limited to the return represented by the Threshold Payment.

Each term sheet will set forth examples of hypothetical Ending Values, Threshold Values, and the impact of the Minimum Redemption Amount, Base Value, Participation Rate, and the Threshold Payment. Unless otherwise set forth in the applicable term sheet, the Participation Rate will be 100%.

Who will determine the amount to be paid at maturity?

The calculation agent will make all the calculations associated with the notes, such as determining the Starting Value, the Ending Value, and the Redemption Amount. Unless otherwise set forth in the applicable term sheet, we will appoint our affiliate, MLPF&S, or one of our other affiliates, to act as calculation agent for the notes. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Will you have an ownership interest in the securities, commodities, or other assets that are represented by the Market Measure?

No. An investment in the notes does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure or in an exchange traded fund Market Measure, or in any futures contract for a commodity included in a commodity-based Market Measure. If the Market Measure is not an exchange traded fund Market Measure, or is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure. The notes will be payable only in U.S. dollars.

Who are the selling agents for the notes?

One or more of our affiliates, including MLPF&S and BAI, will act as our selling agents in connection with each offering of the notes and will receive a commission or an underwriting discount based on the number of units of the notes sold. None of the selling agents is your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How are the notes being offered?

We have registered the notes with the SEC in the United States. However, we will not register the notes for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase the notes from non-U.S. investors in reliance on available private placement exemptions. See the section entitled “Supplemental Plan of Distribution—Selling Restrictions” in the prospectus supplement.

How are the notes treated for U.S. federal income tax purposes?

We intend to treat the notes, for U.S. federal income tax purposes, as debt instruments that provide for contingent interest. Under this treatment, notes with a maturity of one year or less, will be subject to special rules as described in “U.S. Federal Income Tax Summary – U.S. Holders – Income Tax Considerations – Notes with Maturities of One Year or Less.” In the case of notes with a maturity of more than one year, the notes are considered to be issued with original issue discount. You are urged to review the section entitled “U.S. Federal Income Tax Summary” and consult your own tax advisor.

With respect to notes with a maturity of more than one year, you will be required to include income on the notes over their term based upon a comparable yield, even though you will not receive any payments until maturity.

We will determine this comparable yield for each series of the notes in accordance with regulations issued by the U.S. Treasury Department (“Treasury”), solely in order for you to determine the amount of income that you will be required to include each year as a result of your ownership of the notes. The comparable yield is neither a prediction nor a guarantee of what the actual Redemption Amount will be, or whether the actual Redemption Amount will exceed the applicable Minimum Redemption Amount. The comparable yield determined on the pricing date will be set forth in the applicable term sheet.

Additionally, you generally will be required to recognize ordinary income on any gain realized on a sale, upon maturity, or upon another disposition of a note. See the section entitled “U.S. Federal Income Tax Summary.”

If you are a Non-U.S. Holder, payments on a note generally will not be subject to U.S. federal income or withholding tax, as long as you provide us with the required completed tax forms.

Will the notes be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of the Notes—Payment on the Maturity Date.”

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the notes unless that plan or entity has determined that its purchase, holding, or disposition of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. An investment in the notes is subject to risk. Please refer to the section entitled “Risk Factors” beginning on page S-11 of this product supplement and page S-4 of the prospectus supplement. If the applicable term sheet or index supplement sets forth any additional risk factors, you should read those carefully before purchasing any notes.

RISK FACTORS

Your investment in the notes entails significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

General Risks Relating to the Notes

You may not earn a return on your investment and, if the Minimum Redemption Amount is less than the Original Offering Price, then your investment may result in a loss. We will not repay you a fixed amount on your notes at maturity. The payment you will receive on the maturity date on your notes will depend on the direction of and percentage change in the value of the Market Measure to which your notes are linked. You should carefully review the applicable term sheet to determine the extent to which your principal is at risk, and whether an investment in the notes is appropriate in light of the amount of your investment that you are prepared to place at risk.

If the Ending Value is less than the Starting Value (or, in the case of bear notes, greater than the Starting Value), and if the Minimum Redemption Amount is less than the Original Offering Price, your investment will result in a loss, unless the Base Value exceeds the Original Offering Price by an amount sufficient to overcome the decrease (or, in the case of bear notes, increase) in the value of the Market Measure from the Starting Value to the Ending Value.

Further, if the Base Value and the Minimum Redemption Amount are each less than the Original Offering Price, your investment may result in a loss at maturity even if the Ending Value is greater than (or, in the case of bear notes, less than) the Starting Value, but is not sufficiently greater than (or, in the case of bear notes, sufficiently less than) the Starting Value to overcome the difference between the Base Value and the Original Offering Price.

Your investment also may result in a loss at maturity if the Base Value and the Minimum Redemption Amount are each less than the Original Offering Price, the Ending Value increases above (or in the case of bear notes, decreases below) the Threshold Value, and the Threshold Payment is less than the difference between the Base Value and the Original Offering Price.

Your return on the notes is limited. The notes offer exposure to increases (or, in the case of bear notes, decreases) in the value of the Market Measure from the Starting Value to the Ending Value, but only if the Ending Value is equal to or below (or, in the case of bear notes, equal to or above) the Threshold Value. Your opportunity to participate in the performance of the Market Measure through an investment in the notes will be limited because you will only participate in increases in the Market Measure up to (or, in the case of bear notes, decreases down to) the Threshold Value, as adjusted by the Participation Rate, regardless of any percentage change in the Market Measure beyond the Threshold Value. If the Ending Value of the Market Measure is above (or, in the case of bear notes, below) the Threshold Value, and if each of the Base Value and the Minimum Redemption Amount is equal to the Original Offering Price, the return on the notes will be limited to the return represented by the Threshold Payment; this return may be zero or otherwise less than your desired investment return.

As a result, in deciding whether to invest in the notes, you should have a view as to the direction of and percentage change in the value of the Market Measure, and expect that the Ending Value will be above (or, in the case of bear notes, below) the Starting Value but equal to or below (or, in the case of bear notes, equal to or above) the Threshold Value.

Your yield may be less than the yield on a conventional debt security of comparable maturity. Unless otherwise set forth in the applicable term sheet, there will be no periodic interest payments on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Even if the Minimum Redemption Amount is greater than the Original Offering Price, any yield that you receive on the notes may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. In addition, if the Ending Value is greater than (or, in the case of bear notes, less than) the Threshold Value, you will not receive a positive return on your notes if the Threshold Payment is zero, unless the Minimum Redemption Amount or the Base Value for your notes is greater than the Original Offering Price. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure. The appreciation potential of the notes is limited because you will only participate in increases in the Market Measure up to (or, in the case of bear notes, decreases down to) the Threshold Value, as adjusted by the Participation Rate, regardless of any percentage increase in the Market Measure above (or, in the case of bear notes, below) the Threshold Value. In addition, if so specified in the applicable term sheet, the appreciation potential of the notes may be limited by a Participation Rate that is less than 100%. Moreover, if the Ending Value of the Market Measure is above (or, in the case of bear notes, below) the Threshold Value, and if each of the Base Value and the Minimum Redemption Amount is equal to the Original Offering Price, the return on the notes will be limited to the return represented by the Threshold Payment; this return may be zero or otherwise less than your desired investment return.

In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of those components. Similarly, in the case of bear notes, a strategy such as a short sale could allow you to receive the full benefit of any depreciation in the applicable value of the Market Measure or components of the Market Measure.

Your return on the notes, if any, also will not reflect the return you would realize if you actually owned those securities or commodities underlying the Market Measure and received the dividends paid or distributions made on them because, unless otherwise set forth in the applicable term sheet, the Ending Value will be calculated without taking into consideration the value of dividends paid or distributions made on those underlying components, or any other rights with respect to the components of the Market Measure.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen. In such instances, if the value of that currency increases against the U.S. dollar during the term of your notes, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices. In contrast, in the case of bear notes, you may not receive the benefit of any decreases in the value of the applicable currency.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of their businesses, our affiliates may have expressed views on expected movements in a Market Measure, the components of a Market Measure, or an index underlying an exchange traded fund Market Measure (the “Underlying Index”), as the case may be, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure, its components, and any applicable Underlying Index from multiple sources, and you should not rely on the views expressed by our affiliates.

In seeking to provide you with what we believe to be commercially reasonable terms for the notes while providing MLPF&S or any other selling agents with compensation for its services, we have considered the costs of developing, hedging, and distributing the notes. In determining the economic terms of the notes, and consequently the potential return on the notes to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering the notes. In structuring the economic terms of the notes, we seek to provide you with what we believe to be commercially reasonable terms and to provide MLPF&S or any other applicable selling agent with compensation for its services in developing the securities. The price, if any, at which you could sell your notes in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the notes, namely the selling agent commissions or underwriting discount paid in respect of the notes and other costs associated with the notes, and compensation for developing and hedging the product. The quoted price of any of our affiliates for the notes, or the listed price in the case of listed notes, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the Market Measure to which your notes are linked and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your notes in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price includes, and secondary market prices are likely to exclude, selling agent commissions or underwriting discounts paid with respect to, and the developing and hedging costs associated with, the notes.

We cannot assure you that a trading market for your notes will ever develop or be maintained. Unless otherwise set forth in the applicable term sheet, we will not list the notes on any securities exchange. Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that it will remain listed for the entire term of the notes. We cannot predict how the notes will trade in the secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of the notes on any securities exchange will not necessarily ensure that a trading market will develop for the notes, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for the notes will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your notes in any secondary market may be limited. We anticipate that one or more of the selling agents will act as a market-maker for the notes that it offers, but it is not required to do so. Any such selling agent may discontinue its market-making activities as to any series of the notes at any time. To the extent that a selling agent engages in any market-making activities, it may bid for or offer any series of the notes. Any price at which the selling agent may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that may be used by that selling agent, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those notes might otherwise trade in the market.

In addition, if at any time the applicable selling agent were to cease acting as a market-maker as to any series of the notes, it is likely that there would be significantly less liquidity in the secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

The Redemption Amount will not be affected by all developments relating to the Market Measure. Changes in the value of the Market Measure during the term of the notes before the applicable Valuation Date will not be reflected in the calculation of the Redemption Amount. The calculation agent will calculate the Redemption Amount by comparing only the Starting Value to the Ending Value. No other values of the Market Measure will be taken into account. As a result, you may receive a Redemption Amount that is not significantly higher than the Minimum Redemption Amount (or in the case of notes that are less than 100% principal protected, a Redemption Amount that is less than the Original Offering Price of your notes), even if the value of the Market Measure has increased (or in the case of bear notes, decreased) at certain times during their term before decreasing to a value below (or, in the case of bear notes, increasing to a value above) the Starting Value on the applicable Valuation Date. Similarly, the value of the Market Measure may be above the Starting Value but equal to or below the Threshold Value (or, in the case of bear notes, may be below the Starting Value but equal to or above the Threshold Value) at certain times during the term of the notes before increasing to a value that is greater than the Threshold Value (or in the case of bear notes, decreasing to a value that is less than the Threshold Value) on the Valuation Date; in such a case, if each of the Base Value and the Minimum Redemption Amount is equal to the Original Offering Price, your return on the notes would be limited to the return represented by the Threshold Payment.

If the Market Measure to which your notes are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components. The Market Measure of your notes may consist of a Basket. In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may not increase as much, or may even decrease. The opposite effect may occur in the case of bear notes. Therefore, in calculating the Market Measure as of any time, increases (or in the case of bear notes, decreases) in the values of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of bear notes, lesser decreases or increases) in the values of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the value of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

The respective publishers of the Market Measures, or the sponsors or publishers of exchange traded fund Market Measures or the Underlying Index (each a “Market Measure Publisher”), may adjust such Market Measures, any component of a Market Measure, or the Underlying Index in a way that affects its value, and these respective Market Measure Publishers have no obligation to consider your interests. The Market Measure Publishers can add, delete, or substitute the components included in a Market Measure or Underlying Index or make other methodological changes that could change the value of such Market Measure or Underlying Index. You should realize that the changing of companies, commodities, or other components included in a Market Measure or Underlying Index may affect such Market Measure or Underlying Index, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure or Underlying Index. Any of these actions could adversely affect the value of your notes. In the case of an exchange traded fund Market Measure, this could result in the early redemption of your notes. See “Description of the Notes—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund.” The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure or Underlying Index.

Exchange rate movements may impact the value of the notes. The notes will be denominated in U.S. dollars. If the value of a Market Measure, or any component of the Market Measure or an Underlying Index, is traded in a currency other than U.S. dollars and, for purposes of the Market Measure or the Underlying Index, is converted into U.S. dollars or another currency, then the Redemption Amount may depend in part on the relevant exchange rates. If the value of the U.S. dollar increases (or in the case of bear notes, decreases) against the currencies of the Market Measure, its components, or the Underlying Index, the value of the Market Measure, its components, or the Underlying Index may be adversely affected and the Redemption Amount may be reduced. Unless otherwise stated in the applicable term sheet, the Redemption Amount will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar. Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the Market Measure and its components, or the Underlying Index, and the United States. All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If you attempt to sell the notes prior to maturity, their market value, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your notes redeemed prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the notes from a change in a specific factor, assuming all other conditions remain constant.

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Value of the Market Measure. Because the Redemption Amount is tied to the Ending Value, determined by reference to the value of the Market Measure on the Valuation Date, we anticipate that the market value of the notes at any time will depend substantially on the value of the Market Measure. The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities or commodities of the Market Measure and, in the case of exchange traded fund Market Measures, the components of the Underlying Index, are traded, and the market segments of which these securities or commodities are a part. Even if the value of the Market Measure increases to a value that is not above the Threshold Value (or in the case of bear notes, decreases to a value that is not below the Threshold Value) after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the impact of the Threshold Value and the anticipation that the value of the Market Measure will continue to fluctuate until the Ending Value is determined. If you sell your notes when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value (or in the case of bear notes is more than, or not sufficiently less than the Starting Value), then you may receive less than the Original Offering Price of your notes. In general, the market value of the notes will decrease as the value of the Market Measure decreases, and increase as the value of the

Market Measure increases (up to the Threshold Value), while the reverse will be the case as to bear notes. However, as the value of the Market Measure increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate. In addition, due to the Threshold Value, we do not expect that the notes will trade in any secondary market at a level above the percentage difference between the Starting Value and the Threshold Value, except in certain circumstances, such as if the Participation Rate is greater than 100%.

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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of your notes may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the notes.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets and commodities markets generally, may affect the value of the Market Measure and the value of the notes. If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your notes may also be affected by similar events in those markets.

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Interest Rates. We expect that changes in interest rates will affect the market value of the notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of the notes will increase. The level of prevailing interest rates also may affect the U.S. economy and any applicable market outside of the United States, and, in turn, the value of the Market Measure. If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or component, and, thus, the market value of the notes may be adversely affected.

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Dividend Yields. In general for equity-based Market Measures, if dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of the notes will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your notes will increase. We expect that the opposite will be the case for bear notes.

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Exchange Rate Movements and Volatility. Foreign currency exchange rates represent the number of units of one currency (an “underlying currency”) for which one unit of another currency can be exchanged (a “base currency”). An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency. If the Market Measure of your notes includes any non-U.S. Market Measure, changes in and the volatility of the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact value of your notes, and the Redemption Amount may depend in part on the relevant exchange rates.

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Relationship Between Exchange Rates and the Market Measure. The correlation between the relevant currency exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure. If the Market Measure of your notes includes a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of your notes.

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Time to Maturity. As the time remaining to maturity of your notes decreases, we anticipate that the notes may have a market value that may be different from that which would be expected based on the levels of market interest rates and the Market Measure. This difference will reflect a time premium or discount due to expectations concerning the Market Measure during the period before the applicable maturity date. In general, as the time remaining to maturity decreases, the value of notes will approach the amount that would be payable at maturity based on the then-current value of the Market Measure.

In general, assuming all relevant factors are held constant, we anticipate that the effect on the market value of any series of the notes based on a given change in most of the factors listed above will be less if it occurs later in the term of the notes than if it occurs earlier in their term. However, we expect that the effect on the market value of the notes of a given change in the value of the Market Measure will be greater if it occurs later in the term of the notes than if it occurs earlier in the term of the notes.

Payments on the notes are subject to our credit risk, and changes in our credit ratings are expected to affect the value of the notes. The notes are our senior unsecured debt securities. As a result, your receipt of the Redemption Amount at maturity is dependent upon our ability to repay our obligations on the maturity date. This will be the case even if the value of the Market Measure increases (or in the case of bear notes, decreases) after the pricing date. No assurance can be given as to what our financial condition will be on the maturity date.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings prior to the maturity date may affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Purchases and sales by us and our affiliates may affect your return. We and our affiliates may from time to time buy or sell the Market Measures, components of Market Measures or an Underlying Index, or futures or options contracts on Market Measures or components of the Market Measures or an Underlying Index for our own accounts for business reasons. We also expect to enter into these transactions in connection with hedging our obligations under the notes. These transactions could affect the value of these components and, in turn, the value of a Market Measure or an Underlying Index in a manner that could be adverse to your investment in the notes. Any purchases or sales by us, our affiliates or others on our behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or the components of a Market Measure or an Underlying Index. Temporary increases or decreases in the value of the Market Measure or the components of a Market Measure or an Underlying Index may also occur as a result of the purchasing activities of other market participants. Consequently, the values of such Market Measure or the components of such Market Measure or an Underlying Index may change subsequent to the pricing date of an issue of the notes, affecting the value of the Market Measure and therefore the market value of the notes.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including MLPF&S, may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the securities, commodities, or other assets represented by the Market Measure or related futures or options contracts for our own accounts, for business reasons, or in connection with hedging our obligations under the notes. We also may issue, or our affiliates may underwrite, other financial instruments with returns based upon the applicable Market Measure. These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in the notes.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the Redemption Amount due on the notes. We may seek competitive terms in entering into the hedging arrangements for the notes, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliates. Such hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

We or our affiliates may enter into these transactions on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under the notes. This hedging activity could increase (or in the case of bear notes, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of the notes and in connection with the determination of the Ending Value, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of a particular series of the notes. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Market Measure or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

Our hedging activities may affect your return at maturity and the market value of the notes. We, or one or more of our affiliates, including MLPF&S, may engage in hedging activities that may affect the value of the Market Measure. Accordingly, our hedging activities may increase or decrease the market value of your notes prior to maturity, including on the Valuation Date, and the applicable Redemption Amount. In addition, we or one or more of our affiliates, including MLPF&S, may purchase or otherwise acquire a long or short position in the notes. We or any of our affiliates, including MLPF&S, may hold or resell the notes. Although we have no reason to believe that any of those activities will have a material impact on the value of the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure and the market value of your notes prior to maturity or the Redemption Amount.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the notes and, as such, will determine the Starting Value, the Ending Value, and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our affiliate’s status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with judgments that it would be required to make if the publication of an index is discontinued. See the sections entitled “Description of the Notes— Market Disruption Events,” “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes,” “—Adjustments to a Market Measure,” and “—Discontinuance of a Non-Exchange Traded Fund Market Measure.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we expect to control the calculation agent, potential conflicts of interest could arise.

The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes. No statutory provisions, regulations, published rulings, or judicial decisions address the characterization of the notes or other instruments with terms substantially the same as the notes for U.S. federal income tax purposes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in the notes are not certain. We intend to treat the notes as debt instruments for U.S. federal income tax purposes. Accordingly, you should consider the tax consequences of investing in the notes, aspects of which are uncertain. See the section entitled “U.S. Federal Income Tax Summary.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your notes are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of these securities. The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the notes will not make you a holder of any of the securities represented by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. As a result, the return on your notes may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the Redemption Amount by reference to the Ending Value. Additionally, the values of certain equity-based indices reflect only the prices of the common stocks included in the Market Measure or its components and do not take into consideration the value of dividends paid on those stocks. Your notes will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your notes are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets. Equity-based Market Measures that include stocks traded on foreign exchanges are computed by reference to the value of the equity securities of companies listed on a foreign exchange or exchanges. Therefore, the return on your notes will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

Unless otherwise set forth in the applicable term sheet, we do not control any company included in an equity-based Market Measure and are not responsible for any disclosure made by any other company. We currently, or in the future, may engage in business with companies represented by an equity-based Market Measure. However, neither we nor any of our affiliates, including MLPF&S, have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Market Measure. In addition, unless otherwise set forth in the applicable term sheet, neither we nor any of our affiliates are responsible for the calculation of any index represented by a Market Measure. You should make your own investigation into the Market Measure and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any company included in the Market Measure will be involved in any offering of the notes or will have any obligation of any sort with respect to the notes. As a result, none of those companies will have any obligation to take your interests as holders of the notes into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of the notes.

Our business activities relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you. We and our affiliates, including the MLPF&S, at the time of any offering of the notes or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes. Any of these activities may affect the market value of your notes. We, or any of our affiliates, do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of the notes should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The composition of those companies does not reflect any investment recommendations from us or our affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which your notes are linked is commodity-based, ownership of the notes will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure. If the Market Measure to which your notes are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure. We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of the notes.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of your notes in unforeseeable ways. Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure and the value of the notes in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of the notes. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of the notes.

The notes linked to a commodity-based Market Measure will not be regulated by U.S. Commodity Futures Trading Commission (the “CFTC”). Unlike an investment in notes linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because notes linked to a commodity-based Market Measure will not be interests in a commodity pool, such notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. Notes linked to a commodity-based Market Measure will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets. A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Risks Relating to Exchange Traded Fund Market Measures

If the Market Measure to which your notes are linked is an exchange traded fund, there are liquidity and management risks associated with the Market Measure. Although shares of the Market Measure will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Market Measure or that there will be liquidity in the trading market.

The Market Measure is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

With respect to exchange traded fund Market Measures, we cannot control actions by the investment adviser which may adjust the Market Measure in a way that could adversely affect the value of the notes and the Redemption Amount, and the investment adviser has no obligation to consider your interests. The policies of the investment adviser concerning the calculation of the Market Measure’s net asset value, additions, deletions, or substitutions of securities or other investments held by the Market Measure and the manner in which changes affecting the Underlying Index are reflected in the Market Measure could affect the market price per share of the Market Measure and, therefore, the Redemption Amount and the market value of the notes. The Redemption Amount and the value of your notes could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Market Measure’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the Market Measure’s net asset value, in which case it may become difficult to determine the value of your note. If events such as these occur or if the closing price per share of the Market Measure is not available on the Valuation Date, the calculation agent may determine the closing price per share of the Market Measure on the Valuation Date; as a result, the calculation agent would determine the Redemption Amount in a manner it considers appropriate, in its sole discretion.

If the Market Measure to which your notes are linked is an exchange traded fund, the performance of the Market Measure and the performance of the Underlying Index may vary. The performance of the Market Measure and that of its Underlying Index generally will vary due to transaction costs, certain corporate actions, and timing variances. If the Market Measure maintains a “representative sampling” strategy as to the Underlying Index, the performance of the Market Measure will differ to some degree from that of the Underlying Index.

In addition, because the shares of the Market Measure are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Measure may differ from its net asset value per share; shares of the Market Measure may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of the Market Measure may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the notes to the extent dependent on the return of the Market Measure may not be the same as an investment directly in the securities or other investments included in the Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

If the Market Measure to which your notes are linked is an exchange traded fund, time zone differences between the cities where the Underlying Index and Market Measure trade may create discrepancies in trading levels. As a result of the time zone difference, if applicable, between the cities where the securities comprising the Underlying Index trade and where the shares of the Market Measure trade, there may be discrepancies between the values of the Underlying Index and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the Underlying Index remaining unchanged for multiple trading days in the city where the shares of the Market Measure trade. Conversely, there may be periods in which the foreign securities markets are open, but the securities market on which the Market Measure trades is closed.

If the Market Measure to which your notes are linked is an exchange traded fund, risks associated with the Underlying Index, or underlying assets of the exchange traded fund, will affect the share price of the Market Measure and hence, the value of the notes. Exchange traded funds are funds which may hold a variety of underlying assets, including stocks or bonds, and which performance may be designed to track the performance of an Underlying Index. While the notes are linked to the exchange traded fund Market Measure and not to its underlying assets or Underlying Index, risks associated with the underlying assets or Underlying Index will affect the share price of the Market Measure and hence the value of the notes. Some of the risks that relate to an Underlying Index include those discussed above in this product supplement in relation to equity based- and commodity-based Market Measures, which you should review before investing in the notes.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet or index supplement may set forth additional risk factors as to the Market Measure that you should review prior to purchasing the notes.

USE OF PROCEEDS

We will use the net proceeds we receive from each sale of the notes for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

Each series of the notes will be part of a series of medium-term notes entitled “Medium-Term Notes, Series L” that will be issued under the Senior Indenture, as amended and supplemented from time to time. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of the notes supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of the notes will be set forth in the applicable term sheet. The notes will mature on the date set forth in the applicable term sheet. We cannot otherwise redeem the notes prior to the maturity date, except as described below under “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund.”

The notes will have some level of principal protection on the maturity date, which will be specified in the applicable term sheet. The notes may or may not be 100% principal protected at maturity.

Prior to the applicable maturity date, the notes are not repayable at the option of any holder. The notes are not subject to any sinking fund.

We will issue the notes in the denominations of whole units, each with a specified Original Offering Price. The CUSIP number for each series of the notes will be set forth in the applicable term sheet. You may transfer the notes only in whole units.

Interest

Unless otherwise specified in the applicable term sheet, the notes will not bear interest. If the notes provide for the payment of interest, the applicable term sheet will set forth the relevant terms on which you will receive interest payments, including, but not limited to, (a) whether the interest rate will be fixed or variable, and if fixed, the rate or rates per annum, (b) the method or basis for determining any variable interest rates, (c) the interest payment dates and record dates, (d) the interest reset dates for variable interest rates, (e) any contingencies relating to such interest becoming payable to holders of the notes, and (f) the business day convention.

Payment on the Maturity Date

At maturity, subject to our credit risk as issuer of the notes, and unless the applicable term sheet provides otherwise, you will receive a Redemption Amount per unit of the notes that you hold, denominated in U.S. dollars. The Redemption Amount per unit will be calculated as follows:

•	If the Ending Value is greater than the Starting Value but equal to or less than the Threshold Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Ending Value - Starting Value	))
Starting Value

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal the sum of the Base Value and the Threshold Payment.

•	If the Ending Value is less than or equal to the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value -	(	Original Offering Price x	(	Starting Value - Ending Value	))
Starting Value

In the case of bear notes, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value but equal to or greater than the Threshold Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Starting Value - Ending Value	))
Starting Value
•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal the sum of the Base Value and the Threshold Payment.

•	If the Ending Value is greater than or equal to the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value -	(	Original Offering Price x	(	Ending Value - Starting Value	))
Starting Value

Each of the “Minimum Redemption Amount” and the “Base Value” will be a dollar value per unit set forth in the applicable term sheet, each of which may be less than, equal to, or greater than, the Original Offering Price.

The “Participation Rate” represents the extent to which the upside performance of the notes is affected by the upside performance (or, in the case of bear notes, downside performance) of the Market Measure. The Participation Rate may be less than, equal to, or greater than 100%. Unless otherwise set forth in the applicable term sheet, the Participation Rate will be 100%, such that the upside performance of the notes will not be leveraged. In such a case, if each of the Base Value and the Minimum Redemption Amount is equal to the Original Offering Price, the return on the notes would be limited to the return represented by the Threshold Value.

The “Threshold Value” will be a specified value of the Market Measure above (or, in the case of bear notes, below) the Starting Value. The Threshold Value will be set forth in the applicable term sheet.

The “Threshold Payment” will be a fixed dollar value per unit, which will represent a percentage of the Original Offering Price per unit, and which may be zero. The Threshold Payment will represent a return on the notes that is less than the return represented by the difference between the Starting Value and Threshold Value. The Threshold Payment will be set forth in the applicable term sheet.

In no event will the Redemption Amount be less than the Minimum Redemption Amount. If the applicable term sheet provides that the notes are less than 100% principal protected, you may receive a Redemption Amount that is less than the Original Offering Price of your notes.

Determining the Starting Value and the Ending Value

Unless otherwise specified in the applicable term sheet, the following definitions will apply:

The “Valuation Date” will be a day shortly prior to the maturity date of the notes. The actual Valuation Date will be determined on the pricing date and set forth in the term sheet made available in connection with sales of the notes.

If the Valuation Date is not a Market Measure Business Day (or, in the case of exchange traded fund Market Measures, a trading day) or if there is a Market Disruption Event on such day, the Valuation Date will be the immediately succeeding Market Measure Business Day (or, in the case of exchange traded fund Market Measures, the immediately succeeding trading day) during which no Market Disruption Event shall have occurred or is continuing; provided that the closing value of the Market Measure will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled Market Measure Business Day prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that second scheduled Market Measure Business Day. For commodity-based Market Measures, if a Market Disruption Event occurs and is continuing on the Valuation Date, the value of the Market Measure will be determined using the “Market Disruption Calculation” described below under “—Market Disruption Events—Commodity-Based Market Measures.”

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and the Nasdaq Stock Market (“NASDAQ”), or their successors, are open for trading and (2) the Market Measure or any successor thereto is calculated and published.

Unless otherwise specified in the applicable term sheet, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the NYSE, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Market Measures Other than Exchange Traded Funds

If the Market Measure to which the notes are linked is not an exchange traded fund, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure or a percentage of the closing value of the Market Measure on the pricing date (or on such other date or dates as specified in the applicable term sheet) as determined by the calculation agent; provided, however, that if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as described in the next paragraph.

If the Market Measure is a commodity-based index and a Market Disruption Event occurs on the pricing date, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Level”) and the “Starting Value” using the following procedures:

(1)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by a Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Level and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)	With respect to each commodity or futures contract the value of which is tracked by the Market Measure and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.	the calculation agent will establish the Initial Market Measure Level on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date;

b.	the calculation agent will adjust the Initial Market Measure Level for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component. In the event that a Market Disruption Event has occurred with respect to any Affected Commodity Component on each Market Measure Business Day to, and including, the third scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the fourth scheduled Market Measure Business Day) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances; and

c.	the final term sheet will set forth the Initial Market Measure Level, a brief statement of the facts relating to the establishment of the Initial Market Measure Level (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)	The calculation agent will determine the Market Measure Level by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the above definition means the exchange used to value such futures contract for the calculation of the Market Measure.

The “Ending Value” will equal the closing value of the Market Measure on the Valuation Date.

Exchange Traded Fund Market Measures

If the Market Measure to which the notes are linked is an exchange traded fund, unless otherwise specified in the applicable term sheet, the “Starting Value” will be equal to the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date, as specified in the applicable term sheet.

The “Ending Value” will equal the Closing Market Price of the Market Measure on the Valuation Date multiplied by the Price Multiplier.

The “Closing Market Price” means:

(A)	If the Market Measure is listed or admitted to trading on a national securities exchange in the United States registered under the Securities Exchange Act of 1934 (“registered national securities exchange”), is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., or is quoted on a United States quotation medium or inter-dealer quotation system (e.g., the Pink-Sheets), then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure (or any other security underlying a Market Measure for which a Closing Market Price must be determined for purposes of the notes):

a.	the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

b.	if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other U.S. quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

c.	if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or on any other United States quotation medium or inter-dealer quotation system, including, without limitation, due to the occurrence of a Market Disruption Event, as described below, then the mean of the last reported bid and offer price of the principal trading session on the registered national securities exchange, or if there were no bids and offers on such exchange, then the mean of the last reported bid and offer on the over-the-counter market as reported on the OTC Bulletin Board or, if there were no bids and offers on the OTC Bulletin Board, then the mean of the last reported bid and offer on any other U.S. quotation medium or inter-dealer quotation system on that day as determined by the calculation agent or from as many dealers in that security, but not exceeding three, as have made the bid prices available to the calculation agent after 3:00 p.m., local time in the principal market of the shares of the Market Measure (or any other security underlying the Market Measure for which a Closing Market Price must be determined for purposes of the notes) on that date (without taking into account any extended or after-hours trading session).

(B)	If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, or is not quoted on any other U.S. quotation medium or inter-dealer system, then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure the U.S. dollar equivalent of the last reported sale price (as determined by the calculation agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that trading day as determined by the calculation agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the Closing Market Price will mean the U.S. dollar equivalent (as determined by the calculation agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

(C)	If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, is not quoted on any other U.S. quotation medium or inter-dealer quotation system, is not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the Closing Market Price will mean the average of the U.S. dollar value (as determined by the calculation agent in its sole discretion) of the last available purchase and sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it.

The “Price Multiplier” will be set forth in the applicable term sheet and will be subject to adjustment for certain corporate events relating to the Market Measure described below under “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes”.

Market Disruption Events

Equity-Based Market Measures

For equity-based Market Measures other than exchange traded funds, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; and

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Commodity-Based Market Measures

For commodity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)	A material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues.

(2)	The exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules.

(3)	Failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component.

(4)	A suspension of trading in one or more Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time.

(5)	Any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable notes;

If a Market Disruption Event occurs on the Valuation Date, the closing value of the Market Measure, and thus the Ending Value, will be determined by the calculation agent using the following “Market Disruption Calculation”:

(1)	With respect to each Market Measure component which is not affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price on the Valuation Date.

(2)	With respect to each Market Measure component which is affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the first day following the Valuation Date on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any contract included in the Market Measure on the Valuation Date and on each day to and including the second scheduled Market Measure Business Day prior to maturity, the price of such contract used to determine the closing value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)	The calculation agent shall determine the closing value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the foregoing definition means the exchange used to value such futures contract for the calculation of the Market Measure.

Exchange Traded Fund-Based Market Measures

For exchange traded fund Market Measures, a “Market Disruption Event” means any of the following events as determined by the calculation agent in its sole discretion:

(1)	(A)	the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Market Measure (or the successor to the Market Measure) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

	(B)	the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of such Market Measure (or successor to the Market Measure) as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the shares of the Market Measure; or

(2)	(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of an Underlying Index trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

	(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Underlying Index as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Underlying Index, or any successor underlying index; or

(3)		the determination that the scheduled Valuation Date is not a Market Measure Business Day or, in the case of notes linked to exchange traded fund Market Measures, a trading day, by reason of an event, occurrence, declaration, or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred:

(i)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(ii)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Underlying Index (or any successor underlying index) or shares of such Market Measure (or such successor to the Market Measure), will not constitute a Market Disruption Event;

(iii)	a suspension in trading in a futures or options contract on the Underlying Index (or the underlying index related to the Market Measure) or shares of such Market Measure (or such successor index fund or such other security), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(iv)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(v)	if applicable to Market Measures or Underlying Indices with component stocks listed on the NYSE, for the purpose of clauses (1)(A) and (2)(A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material”.

Other Market Measures

If the Market Measure is not equity-based or commodity-based, the applicable term sheet will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of the notes.

Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes

If the notes are linked to an exchange traded fund Market Measure (for purposes of this section, an “Index Fund”), the calculation agent, in it sole discretion, may adjust the Price Multiplier, and hence the Ending Value, if an event described below occurs on or before the Valuation Date and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Index Fund or a successor exchange traded fund (as defined below). The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward.

No adjustments to the Price Multiplier will be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Price Multiplier then in effect.

No adjustments to the Price Multiplier will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier to reflect changes occurring in relation to the component stocks of the Index Fund, the terms of the Index Fund or any other security received in a reorganization event in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. The required adjustments specified below do not cover all events that could affect the Closing Market Price per share of the Index Fund.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Price Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

We will provide, within ten Banking Business Days following the occurrence of an event that requires an adjustment to the Price Multiplier, or, if later, within ten Banking Business Days following the date on which we become aware of this occurrence, written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Price Multiplier.

A “Banking Business Day” is any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close or a day on which transactions in U.S. dollars are not conducted.

Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier, and hence the Ending Value, as a result of certain events related to the Index Fund or any successor exchange trade fund, as applicable, which include, but is not limited to, the following:

Stock Splits and Reverse Stock Splits. If the Index Fund is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares which a holder of one share of the Index Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends. If the Index Fund is subject to a (i) stock dividend (i.e., issuance of additional shares by the Index Fund) that is given ratably to all holders of record of shares of the Index Fund or (ii) distribution of shares of the Index Fund, then once the dividend has become effective and the shares of the Index Fund is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares of the Index Fund which a holder of one share of the Index Fund before the date the dividend became effective and the shares of the Index Fund traded ex-dividend would have owned or been entitled to receive immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Index Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends. There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the shares of the Index Fund other than Extraordinary Dividends, as described below, and distributions described under the section entitled “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the shares of the Index Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Index Fund’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs with respect to the Index Fund, the Price Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the shares of the Index Fund will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of the Index Fund; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the shares of the Index Fund described under the sections entitled “—Reorganization Events” and “—Other Distributions” below that also constitute an Extraordinary Dividend will only cause an adjustment pursuant to those respective sections.

Other Distributions. If the Index Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the Index Fund of any class of its capital stock, evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which will be the Closing Market Price per share of the Index Fund, and the denominator of which will be the Closing Market Price per share of the Index Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of the Index Fund.

Reorganization Events

If prior to the maturity date of the notes, the Index Fund, or any successor to the Index Fund, has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded index fund, and the Index Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or to the method of determining the Redemption Amount or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of such event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Market Measure, the Underlying Index, or to the notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Index Fund to be de-listed, liquidated, discontinued, or otherwise terminated, treatment of which is described below under “—Discontinuation of the Index Fund.”

Discontinuance of the Index Fund

If the Market Measure to which the notes are linked is an exchange traded fund, and such exchange traded fund (or a successor exchange traded index fund (as defined herein)) is de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute a Market Measure that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index

Fund, which may be, but is not limited to, an exchange traded fund comparable to the Index Fund (such exchange traded fund being referred to herein as a “successor index fund”), the Underlying Index or a successor to the Underlying Index. In such event, the calculation agent will adjust the Price Multiplier, as necessary, such that the substitute Market Measure closely replicates the performance of the Index Fund.

If the Market Measure (or a successor index fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Index Fund is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of the shares of such Market Measure (or a successor index fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Market Measure (or a successor index fund).

If a successor index fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Market Measure (or a successor index fund), that successor index fund or substitute computation methodology, as applicable, will be substituted for such Market Measure (or such successor index fund) for all purposes of the notes.

Upon any selection by the calculation agent of any successor index fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us, and to the holders of the notes. The calculation agent will provide information as to the method of calculating the Closing Market Price of the shares of the Market Measure (or such successor index fund) upon your written request.

If at any time:

•	an Underlying Index (or the underlying index related to a successor index fund) is changed in a material respect, or

•

a Market Measure (or a successor index fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price per share of such Market Measure (or such successor index fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of such Market Measure (or such successor index fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the shares of the Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Index Fund to which your notes are linked may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth Banking Business Day following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes and as though the Valuation Date were the fifth Market Measure Business Day prior to the date of acceleration.

Adjustments to a Market Measure

If at any time a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the applicable Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market Measure, as so adjusted. Accordingly, if the method of calculating a Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Non-Exchange Traded Fund Market Measure

If a Market Measure Publisher discontinues publication of a Market Measure to which an issue of the notes is linked (other than an exchange traded fund Market Measure), or one or more components of a Market Measure in the case of a Basket, and such Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the trustee and us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the Ending Value as described above under “—Payment on the Maturity Date.” Upon any selection by the calculation agent of a successor market measure, we will cause notice to be given to holders of the notes.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

•	the calculation agent does not select a successor market measure; or

•	the successor market measure is not published on the Valuation Date,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before the Valuation Date, and the calculation agent determines that no successor market measure is available at that time, then on the day that would have been the Valuation Date, the calculation agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were the Valuation Date. The calculation agent will make available to holders of the notes information as to each such value; such information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which your notes are linked may adversely affect trading in the notes.

Basket Market Measures

If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value for each Basket Component on the Valuation Date and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	50.00%	3,500.00	0.01428571	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	25.00%	2,420.00	0.01033058	25.00

Index RST	25.00%	1,014.00	0.02465483	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.

(2)	The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component Index on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the Starting Value, the Ending Value, the Price Multiplier, the Market Measure, the Redemption Amount, any Market Disruption Events, a successor Market Measure, business days, Banking Business Days, Market Measure Business Days, trading days, and calculations related to the discontinuance of any Market Measure. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of our other affiliates as the calculation agent for each series of the notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will pay the Redemption Amount in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the Senior Indenture, with respect to any series of the notes occurs and is continuing, the amount payable to a holder of the notes upon any acceleration permitted under the Senior Indenture will be equal to the Redemption Amount described under the caption “—Payment on the Maturity Date,” determined as if the notes matured on the date of acceleration. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the Original Offering Price of your notes. In case of a default in payment of the notes, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

If provided for in the applicable term sheet, we may apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or will remain listed for the entire term of your notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

One or more of our affiliates, including MLPF&S and BAI, may act as our selling agent for any offering of the notes. Without limiting the foregoing, our affiliates First Republic Securities Company, LLC, Banc of America Securities LLC, and Banc of America Investment Services, Inc. may act as a selling agent. The selling agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each selling agent will be a party to the Distribution Agreement described in the “Supplemental Plan of Distribution” on page S-13 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of the notes sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable selling agent in order to purchase the notes.

No selling agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase any notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

MLPF&S and any of our other affiliates and subsidiaries may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet and any applicable index supplement, in a market-making transaction for any notes after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following is a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the notes. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Code, regulations promulgated under the Code by the Treasury (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding notes as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders, as defined below) whose functional currency for tax purposes is not the U.S. dollar, persons holding notes in a tax-deferred or tax-advantaged account, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with the notes are different than those described below, they will be described in the applicable term sheet.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the notes upon original issuance and will hold the notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment. This summary assumes that the issue price of the notes, as determined for U.S. federal income tax purposes, equals the principal amount thereof.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this product supplement, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any state of the U.S. or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also are U.S. Holders. As used in this product supplement, the term “Non-U.S. Holder” means a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and, accordingly, this summary does not apply to partnerships. A partner of a partnership holding a note should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of a note.

Tax Characterization of the Notes

Although, there are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization, for U.S. federal income tax purposes, of the notes or other instruments with terms substantially the same as the notes, we intend, unless otherwise specified in the applicable term sheet, to treat the notes as debt instruments for U.S. federal income tax purposes and, where required, intend to file information returns with the IRS in accordance with such treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the notes. You should be aware, however, that the IRS is not bound by our characterization of the notes as indebtedness and the IRS could possibly take a different position as to the proper characterization of the notes for U.S. federal income tax purposes. If the notes are not in fact treated as debt instruments for U.S. federal income tax purposes, then the U.S. federal income tax treatment of the purchase, ownership, and disposition of the notes could differ materially from the treatment discussed below with the result that the timing and character of income, gain, or loss recognized in respect of the notes could differ materially from the timing and character of income, gain, or loss recognized in respect of the notes had the notes in fact been treated as debt instruments for U.S. federal income tax purposes.

U.S. Holders – Income Tax Considerations

Notes with Maturities of One Year or Less

The following discussion applies to notes that have a term of one year or less.

The U.S. federal income tax treatment of contingent payment notes with a term of one year or less, such as the notes, is unclear in several respects. Accordingly, investors in the notes are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning, and disposing of the notes.

In General

The discussion in the next two paragraphs describes the tax consequences that generally apply to each U.S. Holder who purchases a note. A U.S. Holder who purchases a note with a Minimum Redemption Price in excess of its issue price is subject to additional rules described below under “– Notes Issued with Discount.”

Cash Method U.S. Holders. A U.S. Holder who is a cash method taxpayer (other than an “Electing U.S. Holder,” as defined below) will be required to include the amount received on a note in excess of the issue price, if any, in income as interest at the time it is paid. Upon the sale, exchange, or redemption of a note prior to maturity, a U.S. Holder generally should recognize short-term capital gain or loss in an amount equal to the difference between the amount received on the sale, exchange, or redemption and such U.S. Holder’s tax basis in the note. A U.S. Holder’s tax basis generally should equal such U.S. Holder’s initial investment in the note. In addition, if the U.S. Holder’s tax basis is greater than the amount received at maturity, such U.S. Holder should recognize short-term capital loss equal to such excess. The deductibility of capital losses by a U.S. Holder is subject to limitations. Absent a future clarification in current law (by administrative determination, judicial ruling or otherwise), Bank of America Corporation intends to report any payments upon a sale, exchange, or redemption of a note prior to maturity entirely as gross proceeds.

Electing U.S. Holders and Accrual Method U.S. Holders. Under the Code, a U.S. Holder who is a cash method taxpayer may elect to currently include income with respect to all notes with a term of one year or less that it acquires on or after the first day of the taxable year to which the election applies. Although not free from doubt, a U.S. Holder who makes, or has made, such an election (an “Electing U.S. Holder”) and a U.S. Holder who is an accrual method taxpayer generally should not include income on a note until the amount is fixed or paid, and are otherwise generally subject to the rules described in the preceding paragraph.

Notes Issued with Discount

If the Minimum Redemption Amount exceeds the notes’ issue price, such excess will be treated as “discount” subject to the following additional rules. For cash method U.S. Holders (other than Electing U.S. Holders), any gain from the sale, exchange, or redemption of a note prior to maturity will be treated as ordinary income to the extent of the amount of any discount that has accrued (on a straight line basis, or, upon election, under a constant yield method based on daily compounding) through the date of sale and any balance should be treated as short-term capital gain. In addition, such U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the note in an amount equal to the accrued discount on a note deferred by reason of its method of accounting until the deferred discount is included in income. A U.S. Holder who is either an Electing U.S. Holder or an accrual method taxpayer will be required to include such discount on a note in income as it accrues (on a straight line basis, or, upon election, under a constant yield method based on daily compounding), and such U.S. Holder’s tax basis in the note will be increased by any discount included in income by such U.S. Holder.

Notes with Maturities of More than One Year

The following discussion applies to notes that have a term of more than one year.

Interest and Original Issue Discount. The amount payable on the notes at maturity will depend on the performance of the Market Measure. Accordingly, we intend to take the position that the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes subject to taxation under the “noncontingent bond method,” and the balance of this discussion assumes that this characterization is proper and will be respected. Under this characterization, the notes generally will be subject to the Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report original issue discount (“OID”) or interest income based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to a note. A U.S. Holder which does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID and interest income on a note must timely disclose and justify the use of other estimates to the IRS.

A “comparable yield” with respect to a note generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the note (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the note). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the note.

A “projected payment schedule” with respect to a note generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that note equal to the comparable yield. Based upon market conditions as of the date of the applicable term sheet, as determined by us for purposes of illustrating the application of the Code and the Treasury regulations to the notes, we will set forth in that term sheet the “projected payment schedule.” This projected payment schedule will consist of a projection for tax purposes of the Redemption Amount. The actual “projected payment schedule” will be completed on the pricing date, and included in the final term sheet. You should be aware that this amount is not calculated or provided for any purposes other than the determination of a U.S. Holder’s interest accruals and adjustments with respect to the notes for U.S. federal income tax purposes. By providing the projected payment schedule, we make no representations regarding the actual amounts of payments on the notes.

Based on the comparable yield and the projected payment schedule of the notes, a U.S. Holder of a note (regardless of accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the note for each day in the taxable year on which the holder held the note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the note, as set forth below. The daily portions of interest for a note are determined by allocating to each day in an accrual period the ratable portion of interest on the note that accrues in the accrual period. The amount of interest on the note that accrues in an accrual period is the product of the comparable yield on the note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the note at the beginning of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period will equal its issue price. The issue price of each note in an issue of notes is the first price at which a substantial amount of those notes has been sold (including any premium paid for those notes and ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). For any subsequent accrual period, the adjusted issue price will be (1) the sum of the issue price of the note and any interest previously accrued on the note by a holder (without regard to any positive or negative adjustments, described below) minus (2) the amount of any projected payments on the note for previous accrual periods. A U.S. Holder of a note generally will be required to include in income OID in excess of actual cash payments received for certain taxable years.

A U.S. Holder will be required to recognize interest income equal to the amount of any positive adjustment for a note for the taxable year in which a contingent payment is paid (including a payment at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (1) will first reduce the amount of interest for the note that a U.S. Holder would otherwise be required to include in income in the taxable year, and (2) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (A) the amount of all previous interest inclusions under the note over (B) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. A net negative adjustment is not subject to the 2% floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (1) and (2) will be carried forward to offset future interest income on the note or to reduce the amount realized on a sale, exchange, or retirement of the note and, in the case of a payment at maturity, should result in a capital loss. The deductibility of capital losses by a U.S. Holder is subject to limitations.

Tax Accrual Table. We expect that each term sheet for the notes will include a table that sets forth the following information with respect to each $10 principal amount of the notes for each of the applicable accrual periods through the maturity date of the notes:

•	the amount of interest deemed to have accrued during the accrual period; and

•	the total amount of interest deemed to have accrued from the original issue date through the end of the accrual period.

The table will be based upon a projected payment schedule (including a projected Redemption Amount) and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable term sheet. Please note that the comparable yield is likely to change between the date of any preliminary term sheet and the date of the related final term sheet. Therefore, the projected payment schedule included in any preliminary term sheet will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary term sheet will be revised, and the revised table will be set forth in the final term sheet prepared in connection with the initial sale of the notes.

Sale, Exchange, or Retirement. Upon a sale, exchange, or retirement of a note prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement and that holder’s tax basis in the note. A U.S. Holder’s tax basis in a note generally will equal the cost of that note, increased by the amount of OID previously accrued by the holder for that note (without regard to any positive or negative adjustments). A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the note. The deductibility of capital losses by a U.S. Holder is subject to limitations.

Unrelated Business Taxable Income

Section 511 of the Code generally imposes a tax, at regular corporate or trust income tax rates, on the “unrelated business taxable income” of certain tax-exempt organizations, including qualified pension and profit sharing plan trusts and individual retirement accounts. In general, if the notes are held for investment purposes, the amount of income or gain realized with respect to a note should not constitute unrelated business taxable income. However, if a note constitutes debt-financed property (as defined in Section 514(b) of the Code) by reason of indebtedness incurred by a holder of a note to purchase or carry the note, all or a portion of any income or gain realized with respect to such note may be classified as unrelated business taxable income pursuant to Section 514 of the Code. Moreover, prospective investors in the notes should be aware that whether or not any income or gain realized with respect to a note which is owned by an organization that is generally exempt from U.S. federal income taxation constitutes unrelated business taxable income will depend upon the specific facts and circumstances applicable to such organization. Accordingly, any potential investors in the notes that are generally exempt from U.S. federal income taxation should consult with their own tax advisors concerning the U.S. federal income tax consequences to them of investing in the notes.

Non-U.S. Holders – Income Tax Considerations

U.S. Federal Income and Withholding Tax

Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding, principal and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the U.S., or a permanent establishment maintained in the U.S. if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID and any gain realized on the sale, exchange, or retirement of a note, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the payments on the notes are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the notes certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that income on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the U.S. as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

If a Non-U.S. Holder of a note is engaged in the conduct of a trade or business within the U.S. and if interest (including any OID) on the note, or gain realized on the sale, exchange, or other disposition of the note, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the applicable certification requirements are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—U.S. Holders – Income Tax Considerations,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of notes. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

U.S. Federal Estate Tax

Under current law, a note should generally not be includible in the estate of a Non-U.S. Holder unless the individual actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote or, at the time of the individual’s death, payments in respect of that note would have been effectively connected with the conduct by the individual of a trade or business in the U.S.

Backup Withholding and Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the notes, and the accrual of OID. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a note before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income. If applicable, backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of a note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the U.S. or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the U.S. or whose U.S. partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the U.S., or a U.S. branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

Payment of the proceeds from a sale of a note to or through the U.S. office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transaction, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Whether an investment in the notes constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have for their investment in the notes and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to this transaction, they would be required to comply with these requirements.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates may be each considered a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest or disqualified person, unless the notes are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the notes. Those exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”). The Service Provider Exemption is generally applicable for otherwise-prohibited transactions between a Plan and a person or entity that is a party in interest or disqualified person with respect to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided, that there is “adequate consideration” for the transaction. Any Plan fiduciary relying on the Service Provider Exemption and purchasing the notes on behalf of a Plan must initially make a determination that (x) the Plan is paying no more than, and is receiving no less than, “adequate consideration” in connection with the transaction and (y) neither we nor any of our affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice with respect to the assets of the Plan which such fiduciary is using to purchase the notes, both of which are necessary preconditions to reliance on the Service Provider Exemption. If we or any of our affiliates provide fiduciary investment management services with respect to a Plan, the Service Provider Exemption may not be available, and other exemptive relief would be required as precondition for purchasing the notes. Where the notes are traded on a generally recognized market, the adequate consideration determination is based on the prevailing price for the notes on the relevant national exchange, or, in the case of notes not traded on a national securities exchange, the current independently-quoted offering price, taking into account the size of the transaction and the marketability of the notes. For notes that are not traded on a generally-recognized market, the adequate consideration determination is to be made by the fiduciary in good faith in accordance with regulations to be issued by the U.S. Department of Labor. Any Plan fiduciary considering reliance on the Service Provider Exemption is encouraged to consult with counsel regarding the availability of the exemption.

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of a Plan or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any similar laws, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.